UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 5, 2006 (Date of earliest event reported)
ORTHOLOGIC CORP.
(Exact name of Company as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Company’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On April 5, 2006, OrthoLogic Corp. (the “Company”) entered into a separation agreement and release with Dr. James M. Pusey, the Company’s Chief Executive Officer (the “Separation Agreement”) in connection with Dr. Pusey’s resignation. Under the terms of the Separation Agreement, the Employment Agreement dated March 3, 2005, by and between the Company and Dr. Pusey (the “Pusey Employment Agreement”) was terminated effective April 5, 2006 and Dr. Pusey will receive severance benefits of $100,000, to be paid in six equal monthly installments, and continued medical benefits for up to six months. The Separation Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     On April 5, 2006, the Company entered into the Separation Agreement described in Item 1.01 of this Form 8-K, pursuant to which the Pusey Employment Agreement was terminated effective April 5, 2006 in connection with Dr. Pusey’s resignation. Dr. Pusey’s Employment Agreement was filed as Exhibit 10.1 to Form 8-K filed March 3, 2005.
Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a)(b) On April 5, 2006, Dr. James M. Pusey resigned as Chief Executive Officer and as a director of the Company. Dr. Pusey was a Class I Director of the Company and his term was to expire at the 2007 Annual Meeting.
     (c) Effective April 5, 2006, the Company appointed John M. Holliman, III to serve as Executive Chairman and principal executive officer and Randolph C. Steer, MD, Ph.D. to serve as President of the Company.
     John M. Holliman, III, 52, has been a general partner of entities, which are the general partners of Valley Ventures, LP (formerly known as Arizona Growth Partners, LP), Valley Ventures II, LP and Valley Ventures III, LP, all of which are venture capital funds, since February 1993. Valley Ventures invests primarily in life science companies and Mr. Holliman also is an active board member of several privately held life science companies. From 1985 to 1993, he was the Managing Director and Senior Managing Director of Valley Ventures’ predecessor, Valley National Investors, Inc., a venture capital subsidiary of The Valley National Bank of Arizona. Mr. Holliman has served as a director of the Company since 1987 and as Chairman of the Board since 1997.
     Randolph C. Steer, MD, Ph.D., 56, has been an independent pharmaceutical, biotechnology and medical devices consultant since 1989, and has provided consulting services to the Company since 2002. Dr. Steer has served as Associate Director of Medical Affairs at Marion Laboratories; Medical Director at Ciba Consumer Pharmaceuticals (Ciba-Geigy Corporation); Vice President, Senior Vice President and Member of Executive Committee at Physicians World Communications Group; Chairman, President and Chief Executive Officer of

Advanced Therapeutics Communications International, a global drug regulatory group; and Chairman and Chief Executive Officer of Vicus.com, Inc.
     The compensation arrangements for Messrs. Holliman and Steer have not yet been established. Initially, Mr. Steer will be compensated at the rate provided in his consulting agreement with the Company, which is $250.00 per hour.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
     On April 6, 2006, the Company issued a press release announcing the resignation of Dr. James M. Pusey as President and Chief Executive Officer and naming John M. Holliman, III as Executive Chairman and Randolph C. Steer, MD, Ph.D. as President of the Company. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release dated April 5, 2006, by and between the Company and James M. Pusey

99.1	Press release dated April 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2006	ORTHOLOGIC CORP.

/s/ Les M. Taeger

Les M. Taeger
Chief Financial Officer